EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

NAME OF COMPANY                     STATE OF INCORPORATION       D/B/A
---------------                     ----------------------       -----

1.  PBA Tour Gear, Inc.                     New York
2.  Pro Star Athletic, Inc.                 New York             Pro Star, Inc.
3.  Team Sports Gear, Inc.                  New York             Pro Star, Inc.
4.  Guardian Internet Solutions, Inc.       Florida
5.  International Apparel Manufacturers     New York
    of New York, Inc.